Exhibit 10.44

FIRST AMENDMENT TO LOAN AGREEMENT

This First Amendment to Loan Agreement (this “First Amendment”) is made this 7th day of February, 2011, by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Lender”), and ORM TIMBER OPERATING COMPANY II, LLC, a Delaware limited liability company (“Borrower”), with reference to the following recitals of fact:

A.           Lender and Borrower are parties to that certain Loan Agreement dated as of September 1, 2010 (the "Loan Agreement"), executed in connection with a loan (the "Loan") made by Lender to Borrower in the original principal amount of $11,000,000.  The Loan is secured by certain timberlands and related assets situated in Lewis County, Washington and Clackamas and Marion Counties, Oregon.  Capitalized terms used but not defined herein shall have the meanings given in the Loan Agreement.

B.           Pursuant to Section 2.6.2 of the Loan Agreement, Borrower is obligated to obtain legally enforceable access easements appurtenant to the portion of the Riffe Lake Timberlands identified on Schedule 2.6.2 of the Loan Agreement.  Borrower has requested that Lender waive the requirement to cure the lack of established legal access for the portion of the Riffe Lake Timberlands identified on Exhibit A attached hereto and incorporated herein (the “Non-Access Riffe Lake Timberlands”).  Lender has agreed to afford such a waiver on the condition that the value of the Non-Access Riffe Lake Timberlands shall not be included in the Loan to Value Ratio as described in Section 5.4 of the Loan Agreement, as more fully provided in this First Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.           Status of Existing Loan.  Borrower acknowledges for the benefit of Lender that the Note, the Loan Agreement, the Deeds of Trust and the other Loan Documents all comprise valid and binding obligations enforceable in accordance with their terms, and that Borrower has no offset or defense against the indebtedness evidenced by the Note or any of the obligations set forth in the Loan Documents.

2.           Access to Timberlands.  Borrower and Lender agree that the Non-Access Riffe Lake Timberlands are excluded from the covenant regarding the procurement of access easements set forth in the last paragraph of Section 2.62 of the Loan Agreement, and Section 2.6.2 is hereby modified accordingly.  Such covenant shall continue to apply to the balance of the Riffe Lake Block described in Schedule 2.6.2.

3.           Loan to Value Ratio.  The definition of Timberlands used in Section 5.4 of the Loan Agreement, to calculate the Loan to Value Ratio is hereby modified to exclude the Non-Access Riffe Timberlands.  This change in the definition of Timberlands shall apply only to this Section 5.4 of the Loan Agreement.  The Loan to Value Ratio threshold of Forty Percent (40%) set forth in Section 5.4.2 of the Loan Agreement remains unmodified and in effect.

4.           Miscellaneous.  Borrower and Lender hereby agree that all references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended by this First Amendment.

5.           Counterparts.  This First Amendment may be executed in multiple counterparts and any counterpart may be executed by one or more of the parties hereto with the same effect as if all parties had executed the same counterpart.

6.           No Waiver. Lender’s execution and delivery of this First Amendment and the accommodations set forth herein do not comprise a course of dealing between the Lender and Borrower, and nothing hereunder shall operate as a waiver of any rights of Lender to require strict performance of and to enforce the obligations set forth in the Loan Agreement and the other Loan Documents.

7.           Reaffirmation.  Except as specifically amended by this First Amendment, the Loan Agreement shall remain unmodified and in full force and effect.  Borrower hereby reaffirms for the benefit of Lender, each and every one of the terms and provisions of the Loan Agreement as originally set forth therein.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

LENDER:	METROPOLITAN LIFE INSURANCE
COMPANY, a New York corporation

By:
Printed Name:
Title:

BORROWER:	ORM TIMBER OPERATING COMPANY II, LLC, a
Delaware limited liability company

	By:	Olympic Resource Management LLC, a
Washington limited liability company
Its Manager

By:
Printed Name:
Title:

CONSENT OF GUARANTOR

The undersigned, ORM TIMBER FUND II, INC., a Delaware corporation (“Guarantor”), is the Guarantor of the Loan pursuant to that certain Guaranty dated as of September 1, 2010 (the “Guaranty”).  Guarantor hereby consents to the terms and provisions of the foregoing First Amendment to Loan Agreement and agrees that its obligations under the Guaranty remain unmodified and in full force and effect with respect to the Loan Agreement as so amended.  Guarantor hereby reaffirms the terms and obligations arising under the Guaranty as of the date hereof.

GUARANTOR:	ORM TIMBER FUND II, INC.,
a Delaware corporation

	By:	Olympic Resource Management LLC,
Its Manager

By:
David L. Nunes
President and CEO

EXHIBIT A

Non-Access Riffe Lake Timberlands

The following portions of the Riffe Lake Block:

Parcel A:

South half of the Northwest quarter; the Southwest quarter; the West half of the Southeast quarter of Section 4;
All of Section 8, except the Southeast quarter;
All of Section 9;
All of Section 17, all in Township 11 North, Range 5 East, W.M., County of Lewis, State of Washington.

Parcel B:

Northeast quarter of the Southwest quarter and the Southeast quarter of the Northwest quarter, Section 32, Township 12 North, Range 4 East, W.M., County of Lewis, State of Washington.
EXCEPT that portion described as follows:  Beginning at the Northwest corner of said Southeast quarter of the Northwest quarter;
Thence South 88°10'29" East 1,333.79 feet;
Thence South 1°22'58" West 971.98 feet;
Thence North 52°14'46" West 1,656.44 feet to the point of beginning.

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